                                                                     EXHIBIT 5.2



                     [MILES & STOCKBRIDGE P.C. LETTERHEAD]

                                 May 7, 1999

Prison Realty Corporation
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         We have acted as counsel to Prison Realty Corporation, a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3, filed on May 7, 1999 (the "Registration Statement"), by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance of up to 1,713,994 shares of its common stock, $0.01 par value per share (the "Common Stock"), which may be issued by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus") pursuant to the exercise of options, or warrants, to purchase shares of Common Stock assumed by the Company from Corrections Corporation of America in connection with its merger with the Company. We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. Based on that examination, we advise you that in our opinion the Common Stock has been duly and validly authorized and, when issued in the manner and on the terms described in the Prospectus and the plans governing the option, or warrant, exercises, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally we understand that Stokes & Bartholomew, P.A. will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                                     Very truly yours,

                                                     Miles & Stockbridge P.C.